UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2011

Bering Exploration, Inc.

  (Exact name of registrant as specified in its charter)

Nevada	001-50541	88-0507007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Road, Suite 410, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(713) 780-0806

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On February 7, 2011, Bering Exploration, Inc. (the "Company"), signed a three year exclusive exploration agreement with Glaux Oil & Gas, LLC (“Glaux”) for the development of numerous leads and prospects in approximately 500,000 gross acres in West Texas.  Glaux has identified approximately 25 leads and prospects in the area and will work exclusively with Bering to develop these prospects using Glaux’s access to exploratory leads that were identified using a proprietary aeromagnetic survey and other advanced oil finding technologies such as telluric and seismic.  Subject to the terms of the agreement, once each of these prospects is developed Bering will be able to choose whether or not to lease the mineral rights and proceed to the drilling of the prospect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Index to Exhibits filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bering Exploration, Inc.

February 16, 2011	By:	/s/ Steven M. Plumb
Steven M. Plumb
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.1	Exploration Agreement
99.1	Press Release, dated February 15, 2011